                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts", "Summary Historical Consolidated Financial Data", and "Selected Historical Consolidated Financial Data" and to the use of our report dated March 25, 2005, in the Registration Statement (Form S-1) and related Prospectus of Oglebay Norton Company for the registration of 3,360,800 shares of its Series A Convertible Preferred Stock and 3,360,800 shares of its Common Stock Initially Issuable Upon Conversion of Such Series A Convertible Preferred Stock.

                                                     /s/ Ernst & Young LLP
Cleveland, Ohio
April 6, 2005